SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment No. 1

File No. 1-10262

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) of (g) of the

Securities Exchange Act of 1934

HKN, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2841597
(State of incorporation)	(IRS Employer Identification Number)

180 State Street, Suite 200

Southlake, Texas 76902

 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Rights to Purchase Preferred Stock

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

On April 4, 2008, Company executed an amendment to the Company’s Rights Agreement to extend the Final Expiration Date (as defined in the Rights Agreement) of the rights issued thereunder (and registered hereunder) from April 6, 2008 to April 6, 2018.

Item 2. Exhibits

1.	Amendment to Rights Agreement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

HKN, INC.
(Registrant)

Date:	April 4, 2008	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Secretary and General Counsel